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                                                                 EXHIBIT 5.01(b)



                   [Letterhead of Richards, Layton & Finger, P.A.]






                                  February 26, 1999


CIS Investments, Inc.,
Managing Owner of JWH Global Trust
233 South Wacker Drive
Chicago, IL  60606

     Re:  JWH Global Trust
          ----------------

Ladies and Gentlemen:

     We have acted as special Delaware counsel for JWH Global Trust, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

     (a) The Certificate of Trust of the Trust (which was originally named "JWH Global Portfolio Trust"), dated as of November 12, 1996, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on November 12, 1996;

     (b) The Declaration and Agreement of Trust of the Trust, dated as of November 12, 1996;

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CIS Investments, Inc.,
Managing Owner of JWH Global Trust
February 26, 1999
Page 2


     (c) The Certificate of Amendment of Certificate of Trust of the Trust (whose name was changed thereby to "JWH Global Trust"), dated January 29, 1997 (the "Certificate"), as filed in the office of the Secretary of State on January 29, 1997;

     (d) The Amended and Restated Declaration and Agreement of Trust of the Trust, dated as of January 29, 1997;

     (e) A registration statement (the "Initial Registration Statement") on Form S-1 (Registration No. 333-33937), filed by the Trust with the Securities and Exchange Commission on August 19, 1997, as amended by Amendment No. 1 to the Initial Registration Statement, as filed by the Trust with the Securities and Exchange Commission (the "SEC") on September 26, 1997 (the "Pre-Effective Amendment"), Post-Effective Amendment No. 1 to the Initial Registration Statement, including a related preliminary prospectus (the "Prospectus"), as filed by the Trust with the SEC on June 5, 1998 ("Post-Effective Amendment No. 1"), and Post-Effective Amendment No. 2 to the Initial Registration Statement, including the Prospectus, as proposed to be filed by the Trust with the SEC on or about February 26, 1999 ("Post-Effective Amendment No. 2") (the Initial Registration Statement, as amended by the Pre-Effective Amendment, Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2, is hereinafter referred to as the "Registration Statement");

     (f) The Second Amended and Restated Declaration and Agreement of Trust of the Trust, dated as of May 30, 1997;

     (g) The Third Amended and Restated Declaration and Agreement of Trust of the Trust, dated as of September 25, 1997;

     (h) The Fourth Amended and Restated Declaration and Agreement of Trust of the Trust, dated as of June 5, 1998 (the "Agreement"), attached to the Prospectus as Exhibit A;

     (i) A form of Subscription Agreement and Power of Attorney, including a Subscription Agreement and Power of Attorney Signature Page of the Trust (the "Subscription Agreement"), attached to the Prospectus as Exhibit C; and

     (j) A Certificate of Good Standing for the Trust, dated February 26, 1999, obtained from the Secretary of State.

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CIS Investments, Inc.,
Managing Owner of JWH Global Trust
February 26, 1999
Page 3


     Initially capitalized terms used herein and not otherwise defined are used as defined in the Agreement.

     For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document not listed above that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

     With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

     For purposes of this opinion, we have assumed (i) the due authorization, execution and delivery by all parties thereto of all documents examined by us, including, without limitation, the Agreement by each beneficial owner of the Trust and the Trustee, the Certificate by the Trustee and the Subscription Agreement by each Unitholder (as defined below), (ii) that after the issuance and sale of beneficial interests of the Trust (the "Units") under the Registration Statement and the Agreement, the dollar amount of the Units issued by the Trust will equal or exceed the minimum, and the dollar amount of the Units issued and reserved for issuance by the Trust will not exceed the maximum, dollar amount of the Units which may be issued by the Trust under the Registration Statement and the Agreement, (iii) that the Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of beneficial owners to, and the creation, operation and termination of, the Trust, and that the Agreement and the Certificate are in full force and effect, have not been amended and no amendment of the Agreement or the Certificate is pending or has been proposed, (iv) except for the due creation and valid existence in good standing of the Trust as a business trust under the Delaware Business Trust Act (12 DEL.C. Section 3801, ET SEQ.) (the "Act"), the due creation, organization or formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (v) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to such amendment or restatement, and (vi) the capacity of natural

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CIS Investments, Inc.,
Managing Owner of JWH Global Trust
February 26, 1999
Page 4


persons who are parties to the documents examined by us. Insofar as the opinions expressed herein relate to the Units and persons and entities to be admitted to the Trust as beneficial owners of the Trust in connection with the Registration Statement (the "Unitholders"), the opinions expressed herein relate solely to the Unitholders and the Units to be issued in connection with the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. The Trust has been duly created and is validly existing in good standing as a business trust under the Act.

     2. Assuming (i) that the Managing Owner has taken all corporate action required to be taken by it to authorize the issuance and sale of Units to the Unitholders and to authorize the admission to the Trust of the Unitholders as beneficial owners of the Trust, (ii) the due authorization, execution and delivery to the Managing Owner of a Subscription Agreement by each Unitholder,
(iii) the due acceptance by the Managing Owner of each Subscription Agreement and the due acceptance by the Managing Owner of the admission of the Unitholders as beneficial owners of the Trust to the Trust, (iv) the payment by each Unitholder to the Trust of the full consideration due from it for the Units subscribed to by it, (v) the due authorization, execution and delivery by all parties thereto, including the Unitholders as beneficial owners of the Trust, of the Agreement, (vi) that the books and records of the Trust set forth all information required by the Agreement and the Act, including all information with respect to all persons and entities to be admitted as Unitholders and their contributions to the Trust, and (vii) that the Units are offered and sold as described in the Registration Statement and the Agreement, the Units to be issued to the Unitholders will be validly issued and, subject to the qualifications set forth herein, will be fully paid and

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CIS Investments, Inc.,
Managing Owner of JWH Global Trust
February 26, 1999
Page 5


nonassessable beneficial interests in the Trust, as to which the Unitholders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit under the General Corporation Law of the State of Delaware, subject to the obligation of a Unitholder to make contributions required to be made by it to the Trust, to make other payments provided for in the Agreement and the Subscription Agreement and to repay any funds wrongfully distributed to it from the Trust.

     We understand that you will file this opinion with the SEC as an exhibit to the Registration Statement to be filed by you under the Securities Act of 1933, as amended. In connection with the foregoing, we hereby consent to the filing of this opinion with the SEC. This opinion is rendered solely for your benefit in connection with the foregoing. We hereby consent to the use of our name under the heading "Lawyers; Accountants" in the Prospectus. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC thereunder. Except as stated above, without our prior consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                         Very truly yours,


                         RICHARDS, LAYTON & FINGER, P.A.